Exhibit 31.4

CERTIFICATIONS

I, Kevin M. Donovan, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A of Bottomline Technologies (de), Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Company Name

Date: January 14, 2010	By:	/s/ KEVIN M. DONOVAN
Kevin M. Donovan
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)